EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167733, 333-205669, 333-225130, and 333-264979) of Chemed Corporation of our report dated February 27, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2022 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio

February 27, 2023